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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Kemper Investors Life Insurance Company

We consent to the use of our reports included herein on the consolidated financial statements of Kemper Investors Life Insurance Company (KILICO) and on the financial statements of the subaccounts of KILICO Variable Annuity Separate Account and to the references to our firm under the headings "Experts" in the prospectus and the Statement of Additional Information and "Services to the Separate Account" in the Statement of Additional Information. Our report on KILICO's financial statements dated March 21, 1997, contains an explanatory paragraph that states as a result of the acquisition of its parent, Kemper Corporation, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.


                                                        KPMG PEAT MARWICK LLP


Chicago, Illinois
February 2, 1998